ASSIGNMENT OF PROMISSORY NOTE

KNOW ALL MEN BY THESE PRESENTS, that on this 9th day of December, 2005, for $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, Stephen A. Witzer, Trustee U/A February 7, 1985 (hereinafter referred to as the "Assignor") does hereby grant, bargain, sell, assign, convey, transfer, and set over unto Richard Angelotti (hereinafter referred to as the "Assignee") all of its right, title, and interest in and to that certain Promissory Note dated July 28, 2004, originally granted by Infinium Labs, Inc. to Assignor, and providing for repayment of an obligation in the original principal amount of $500,000 (see Exhibit A).

The Assignor further represents, covenants, and warrants the Promissory Note has been paid in full by the Assignee (see Exhibits B-1 and B-2).

By its acceptance of this Assignment, each party agrees to execute any reasonably required documents as may be required to effect the Assignment contemplated herein.

IN WITNESS WHEREOF, the Assignor has executed this Assignment on the day and year first above stated.

Stephen A. Witzer, Trustee

STATE OF Florida)
COUNTY OF Sarasota)

On the 9th day of December, 2005, before me, the undersigned Notary, personally appeared the individual whose signature appear above, and that each such person executed the foregoing instrument for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

NOTARY PUBLIC

(SEAL)

Barbara J Prinz
My Commission DD362405
Expires December 25, 2008

My Commission Expires: